Exhibit 10.1
FOURTH MODIFICATION TO CREDIT AGREEMENT
WITH MODIFICATIONS TO
THE NON REVOLVING LINE OF CREDIT PROMISSORY NOTE
(Renegy Holdings, Inc., Credit Agreement dated March 28, 2008)
     THIS FOURTH MODIFICATION TO CREDIT AGREEMENT (this “Agreement”) is entered into as of JANUARY 14, 2009 by and between COMERICA BANK, a Texas banking corporation (“Lender”), and RENEGY HOLDINGS, INC., a Delaware corporation (the “Borrower”). Robert Merrill Worsley (“RMW”), Christi Marie Worsley (“CMW”), The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust, dated July 28, 1998 (“Trust”), NZ Legacy, LLC, an Arizona limited liability company (“NZ Legacy”), and New Mexico & Arizona Land Company, LLC, an Arizona limited liability company (“NMAL”) (RMW, CMW, Trust, NZ Legacy and NMAL are also referred to individually and collectively as the “Guarantor” and together with Borrower the “Credit Parties”) are joining in the execution and delivery of this Agreement to evidence its acknowledgment of, consent to, and agreement with, the terms and conditions of this Agreement and the representations, warranties and obligations of Guarantor under this Agreement.
PRELIMINARY STATEMENTS
     A. Lender has extended to Borrower a non revolving line of credit facility in the principal amount not to exceed $7,250,000.00 (the “NRLC”), pursuant to the terms and conditions set forth in the Credit Agreement dated March 28, 2008, as modified by that First Modification to Credit Agreement with Modifications to the Cash Collateral Account Agreement dated November 14, 2008 by and between Borrower and Lender, as further modified by that Second Modification to Credit Agreement with Modifications to the Non Revolving Line of Credit Promissory Note dated November 30, 2008 by and between Borrower and Lender, and as further modified by that Third Modification to Credit Agreement with Modifications to the Non Revolving Line of Credit Promissory Note dated December 29, 2008 by and between Borrower and Lender (collectively the “Credit Agreement”), and secured by the deeds of trust set forth on Schedule A attached hereto and incorporated by this reference, the Credit Documents, Note, Cash Collateral Account Agreement, and other documents related to the transactions contemplated therein (collectively the “Loan Documents”). Each Guarantor has guaranteed certain obligations of Borrower with respect to the Loan Documents pursuant to the guaranty executed by each Guarantor in favor and for the benefit of Lender as and to the extent set forth in such Guaranty. The term “Loan Documents” shall hereafter include the Guaranty (as defined in the Credit Agreement). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such capitalized terms in the Credit Agreement.
     B. The Credit Parties have requested that Lender agree to convert the NRLC under the Credit Agreement to a revolving line of credit.
     C. The Credit Parties have requested that Lender make available to Borrower an additional revolving line of credit in the amount (“L/C Line”) in the principal amount not to exceed $2,762,342 for the sole purpose of supporting a standby letter of credit.

     D. Lender is willing to agree to such requests on the terms and conditions set forth in this Agreement.
AGREEMENT
     For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:
     1. The Credit Agreement is hereby modified as follows:
A.	All references to “NRLC” are hereby deleted and replaced with “RLC”.

B.	Recital A(1) is hereby modified by deleting the word “non” from the first sentence.

C.	Section 1.1, the definition of “Advance “ is deleted and replaced in its entirety with the following:

“Advance” means, as applicable, (1) all loans advanced by Lender to Borrower under the RLC, and (2) any amounts drawn under the L/C issued under the L/C Line.

D.	Section 1.1 is modified by adding a definition of “APS” as follows:

“APS” means the Arizona Public Service Company.

E.	Section 1.1 is modified by adding a definition of “APS Agreement” as follows:

“APS Agreement” means the Amended and Restated Transaction Confirmation, effective August 15, 2006.

F.	Section 1.1 is modified by adding a definition of “Cash Collateral Account” as follows:

“Cash Collateral Account” shall have the meaning set forth in the Cash Collateral Account Agreement.

G.	Section 1.1, the definition of “Cash Collateral Account Agreement” is deleted and replaced in its entirety with the following:

“Cash Collateral Account Agreement” means the Amended and Restated Cash Collateral Account Agreement dated January ___, 2009, executed and delivered by the Borrower in favor and for the benefit of the Lender.

H.	Section 1.1 is modified by adding a definition of “CoBank” as follows:

“CoBank” means CoBank, ACB, as administrative agent

I.	Section 1.1, the definition of “Credit Documents” is deleted and replaced in its entirety with the following:

“Credit Documents” means this Credit Agreement, the Notes, the Guaranty, the Security Documents and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

J.	Section 1.1, the definition of “Daily Adjusting LIBOR Rate” is deleted and replaced in its entirety with the following:

“Daily Adjusting LIBOR Rate” means for any day, a per annum interest rate which is equal to the sum of:
     (a) LIBOR plus 4.25%, applied to all amounts advanced and outstanding under the RLC; or
     (b) LIBOR plus 4.25%, applied to all amounts drawn under the L/C issued under the L/C Line.
K.	Section 1.1 is modified by adding a definition of “Daily Excess Production” as follows:

“Daily Excess Production” means the number of megawatt-hours produced from operation of Snowflake White Mountain Power Plant in excess of 576 MWh on any given day

L.	Section 1.1 is modified by adding a definition of “Disbursement” as follows:

“Disbursement” shall have the meaning set forth in Section 3.9 hereof.

M.	Section 1.1 is modified by adding a definition of “Issuing Bank” as follows:

“Issuing Bank” means Lender and/or any affiliate thereof acting in its capacity as issuer of the L/C.

N.	Section 1.1 is modified by adding a definition of “L/C” as follows:

“L/C” means the Comerica Bank Standby Letter of Credit Number ______ issued by Issuing Bank to CoBank, as beneficiary, in the stated amount of $2,762,342.

O.	Section 1.1, the definition of “Loan” or “Loans” is deleted and replaced in its entirety with the following:

“Loan” or “Loans” means the amounts advanced to or for the benefit of Borrower pursuant to the Agreement, including those advances made under the RLC and any amounts drawn under the L/C issued under the L/C Line.

P.	Section 1.1, the definition of “Maturity Date” is deleted and replaced in its entirety with the following:

“Maturity Date” means, the RLC Maturity Date or the L/C Line Maturity Date, as applicable.

Q.	Section 1.1 is modified by adding a definition of “Maximum L/C Line Amount” as follows:

“Maximum L/C Line Amount” means the lesser of $2,762,342 and the stated amount of the L/C as such amount may be decreased from time to time.

R.	Section 1.1, the definition of “Maximum RLC Loan Amount” is deleted and replaced in its entirety with the following:

“Maximum RLC Loan Amount” means the lesser of $7,250,000 and the balance of funds on deposit in the Cash Collateral Account from time to time.

S.	Section 1.1 is modified by adding a definition of “MWh” as follows:

“MWh” means megawatt-hours.

T.	Section 1.1 is modified by adding a definition of “L/C Line” as follows:

“L/C Line” means a non-revolving line of credit in the principal amount not to exceed $2,762,342 for any advances of funds drawn under the L/C.

U.	Section 1.1 is modified by adding a definition of “L/C Line Maturity Date” as follows:

“L/C Line Maturity Date” means December 1, 2009, or such earlier date on which all amounts advanced for draws under the L/C issued under L/C Line first become due and payable as provided herein.

V.	Section 1.1 is modified by adding a definition of “L/C Note” as follows:

“L/C Note” means the Revolving Line of Credit Promissory Note dated January ___, 2009 in the amount of the Maximum L/C Line Amount executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

W.	Section 1.1, the definition of “Notes” is deleted and replaced in its entirety with the following:

“Note(s)” means, separately or collectively, as applicable, the RLC Note, the L/C Note, and any note or notes required by Lender to be executed by any Borrower in connection with the Obligations, and any other note as notes issued in substitution, replacement or renewal of, or that amend or supersede any of the foregoing notes.

X.	Section 1.1, the definition of “RLC Maturity Date” is deleted and replaced in its entirety with the following:

“RLC Maturity Date” means December 1, 2009, or such earlier date on which all amounts advanced under the RLC first become due and payable as provided herein.

Y.	Section 1.1 is modified by adding a definition of “Stated Expiration Date” as follows:

“Stated Expiration Date” of the L/C means the expiration date as stated in the L/C.

Z.	The first paragraph of Section 2.2 is deleted and replaced with the following:
2.2 Revolving Line of Credit.
     Subject to the terms and conditions set forth in this Credit Agreement, Bank agrees to make RLC Advances to Borrower from time to time on or before the RLC Maturity Date, provided that the outstanding amount of RLC Advances from time to time shall not exceed the Maximum RLC Loan Amount. The RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower and new Advances made to Borrower, as Borrower may request, provided that (i) no Advance under the RLC shall be made if an Event of Default shall have occurred and be continuing; (ii) no Advance under the RLC shall be made that would cause the outstanding principal balance of the RLC to exceed the Maximum RLC Loan Amount. Upon the occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make RLC Advances. The obligation of Borrower to repay RLC Advances is further evidenced by the RLC Note. Although the outstanding principal of the RLC Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the commitment terminates and all Obligations are paid and performed in full. No RLC Advance shall be made on or after the RLC Maturity Date.
AA.	Article 3 is modified by deleting “(INTENTIONALLY OMITTED)” and inserting the following:
THE L/C LINE
3.1 L/C Line Commitment. Subject to the conditions herein set forth, and subject to Borrower’s payment to Lender of a commitment fee in the amount of $20,717.57, Lender agrees to extend the L/C Line against which Lender shall issue the L/C in an amount not to exceed the Maximum L/C Line Amount.

3.2 L/C Line of Credit. Subject to the terms and conditions set forth in this Credit Agreement, the L/C Line shall be a non-revolving line of credit against which the Issuing Bank shall issue the L/C, provided that the outstanding amount of Advances under the L/C Line from time to time shall not exceed the stated amount of the L/C at the time of such advance, and no Advance shall be made for draws under the L/C on or after the Stated Expiration Date.
     (a) The obligations of Borrower to repay any amounts advanced under the L/C shall be further evidenced by the L/C Note.
     (b) Advances under the L/C Line shall be made solely to fund Disbursements under the L/C.
3.3 L/C Line Advances. Any Advances for draws on the L/C issued under the L/C Line shall bear interest and be payable to Lender upon the following terms and conditions:
     (a) Interest shall accrue on the unpaid principal of the Advances outstanding at the Daily Adjusting Libor Rate, except that during any period of time during which, in accordance with the terms and conditions of this Credit Agreement, the Indebtedness evidenced by the L/C Note shall bear interest at the Base Rate.
          (i) If, at any time, Lender determines that, (a) Lender is unable to determine or ascertain the Daily Adjusting Libor Rate, or (b) by reason of circumstances affecting the foreign exchange and interLender markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Lender, or (c) the Daily Adjusting Libor Rate will not accurately or fairly cover or reflect the cost to Lender of maintaining any of the Indebtedness under the L/C Note at the Daily Adjusting Libor Rate, then Lender shall forthwith give notice thereof to the undersigned. Thereafter, beginning on the first day after the end of the then applicable LIBOR Interest Period and continuing until Lender notifies the Borrower that such conditions or circumstances no longer exist the Base Rate shall be the applicable interest rate for all Indebtedness under the L/C Note during such period of time.
          (ii) If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Lender (or its LIBOR Lending Office) to make or maintain any Advance with interest at the Daily Adjusting Libor Rate, Lender shall forthwith give notice thereof to the undersigned. Thereafter, beginning on the first day after the end of the then applicable LIBOR Interest Period and continuing until Lender notifies the undersigned that such conditions or circumstances no longer exist the Base Rate shall be the applicable interest rate for all Indebtedness evidenced by the L/C Note during such period of time.

          (iii) At any time upon prior written notice to the undersigned, Lender may, in its sole discretion, suspend the Daily Adjusting LIBOR Rate as the applicable interest rate and thereafter, beginning on the first day after the end of the then applicable LIBOR Interest Period the Base Rate shall thereafter be the applicable interest rate for all Indebtedness outstanding under the L/C Note, unless Lender rescinds such notice, in which case, the Daily Adjusting Libor Rate shall, upon written notice from Lender to the Borrower, again be the applicable interest rate for all Indebtedness outstanding under the L/C Note.
     (b) All accrued and unpaid interest shall be due and payable on each Interest Payment Date.
     (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the L/C Note shall be due and payable in full on the L/C Line Maturity Date.
     (d) If any payment of interest and/or principal is not received by Lender within ten (10) days after such payment is due, then in addition to the remedies conferred upon Lender under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency for any such payment, regardless of any notice and cure period.
     (e) Upon the occurrence of an Event of Default and at any time when such Event of Default is continuing, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.
3.4 Excess Balance Payment. Borrower shall immediately repay to Lender any amounts by which the outstanding principal balance of the L/C Line exceeds the Maximum L/C Line Amount.
3.5 Optional Prepayment. Provided that all matured interest and other charges accrued to the date of prepayment are also paid in full, Borrower may, at the option of Borrower, at any time and from time to time, prepay the principal amount of any amounts Advanced against the L/C Line, in whole or in part, without any prepayment premium or penalty. Notwithstanding any partial prepayment of principal of amounts advanced under the L/C Line, there shall be no change in the due date or the amount of any scheduled payment with respect to amounts advanced under the L/C Line unless Lender, in its sole discretion, agrees in writing to such change.

3.6 Non Use Fee. The Borrower agrees to pay a Non Use Fee equal to 0.25% of the difference between the Maximum L/C Loan Amount and the outstanding amount of all amounts drawn under the L/C, payable quarterly in arrears.
3.7 Other Advances under the L/C Line by Lender. Lender, to allow for corrective action, at its option, without prior written notice to Borrower, from time to time, may make Advances in any amount in payment of accrued and unpaid (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) interest accrued and payable on amounts Advanced under the L/C Line or any Loan, (iii) any charges and expenses that are the obligation of Borrower under this Credit Agreement or any other Credit Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any still existing Event of Default.
3.8 Assignment of Advance under L/C Line. Borrower shall have no right to any Advance under the L/C Line other than Disbursements made to the beneficiary thereof for draws under the L/C, which shall be disbursed by Lender in accordance with the provisions of the L/C. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its prior written consent; Lender may make Advances under the L/C Line as set forth in this Credit Agreement and in the L/C, notwithstanding any such assignment or transfer.
3.9 Disbursements. The Issuing Bank will notify Borrower of the presentment for payment of the L/C by the beneficiary thereof, together with notice of the date such payment shall be made. Subject to the terms and provisions of the L/C, the Issuing Bank shall make such payment (a “Disbursement”) to Cobank. Each such Disbursement shall constitute an Advance made under the L/C Line.
3.10 Reimbursement Obligations of Borrower. Borrower’s obligation hereunder to reimburse Lender with respect to each Disbursement (including interest thereon) made under the L/C shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against Lender, the Issuing Bank, or the beneficiary thereof, including any defense based upon the occurrence of any Event of Default, any draft, demand or certificate or other document presented under the L/C proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the L/C (if, in Issuing Bank’s good faith opinion, such Disbursement is determined to be appropriate), any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of the L/C.
3.11 Nature of Reimbursement Obligations. Borrower shall assume all risks of the acts, omissions or misuse of the L/C by the beneficiary thereof. Neither Lender nor the Issuing Bank shall be responsible for:

     (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of the L/C or any document submitted by any party in connection with the issuance thereof, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
     (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the L/C;
     (c) failure of CoBank to comply fully with conditions required in order to demand payment under the L/C;
     (d) errors, omissions, interruption or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or
     (e) any loss or delay in the transmission or otherwise of any document or draft required by or from CoBank in order to make a Disbursement under the L/C or of the proceeds thereof.
None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted Lender or the Issuing Bank hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by Lender or the Issuing Bank in good faith shall be binding upon Borrower and shall not put the Lender or the Issuing Bank under any resulting liability to Borrower.
3.12 Assignment of Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent and any such assignment without Lender’s consent shall be void.
BB.	Section 9.1 Financial Statements, Reports and Documents is modified by adding a subsection (h) as follows:
(h) Within fifteen (15) days after the end of each calendar month, a certificate from Borrower certifying to Lender daily power production at Snowflake White Mountain Power Plant and the Daily Excess Production for each day of such month.
CC.	Section 9.22 Mandatory Payments is modified by adding a subsection (c) as follows:
(d) Borrower shall pay or remit to Lender, on or before the tenth (10th) day of each month, an amount equal to 70% of the product obtained by multiplying (i) the sum of the Daily Excess Production for each day in the preceding month, and (ii) the rate paid or payable by APS per MWh pursuant to the APS Agreement. Such amounts shall be deposited monthly into the Cash Collateral Account.

DD.	Section 9.23 Minimum Liquidity is modified by adding the following at the end of the paragraph:

Any minimum liquidity requirement, now or hereafter in effect, under this Credit Agreement shall exclude all amounts on deposit in the Cash Collateral Account.
     2. The Non Revolving Line of Credit Promissory Note is hereby modified as follows:
A.	All references to “Non” and “non-” are hereby deleted.

B.	All references to “NRLC: are hereby deleted and replaced with “RLC”.
     3. Conditions Precedent. Lender’s covenants and obligations under this Agreement and the effectiveness of this Agreement are expressly conditioned upon:
          A. Execution and delivery of this Agreement by the Credit Parties;
          B. Execution and delivery of the L/C Note to Lender by Borrower.
          C. Execution and delivery by Borrower of the Amended and Restated Cash Collateral Account Agreement.
          D. Borrower’s remittance to Lender of $7,250,000 to be deposited in the Cash Collateral Account.
          E. Credit Parties’ execution and delivery of such other documents and instruments as Lender may require in connection with the transactions contemplated hereby, including, without limitation, certificates and resolutions, incumbency certificates, modifications of mortgages, deeds of trust, and other security instruments.
          F. Each representation and warranty set forth in this Agreement and in the Loan Documents shall be true and correct as of the date of execution and delivery of this Agreement by the Borrower.
          G. Borrower’s remittance to Lender of the $20,717.57 commitment fee in consideration of establishing the L/C Line to Borrower.
          H. Borrower’s remittance to Lender of the $62,152.70 letter of credit fee in consideration of the issuance of the L/C by the Issuing Bank.
          I. No Event of Default shall have occurred and be continuing under the Loan Documents as of the date hereof.
     4. Representations and Warranties of Borrower and Guarantors. Each Credit Party represents and warrants to Lender as of the date of this Agreement as follows: (a) Each corporation and limited liability company which is a Credit Party is duly organized, validly existing and in good standing under the laws of its state of formation with all power and authority necessary to own, lease and operate its properties and carry on its business as now conducted and to execute, deliver and perform this Agreement; (b) all necessary action has been taken on its part to authorize the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by each Credit Party; (c) there are no suits, actions, proceedings or investigations pending or, to the best of each Credit Party’s knowledge, threatened against or involving it before any court, arbitrator or administrative or governmental body which might reasonably result in a material adverse change in its contemplated business, condition, worth or operations; (d) the authorization, execution, delivery and performance of this Agreement will not result in any breach or default under any other document, instrument or agreement to which any Credit Party is a party or by which it is subject or bound; (e) the authorization, execution, delivery and performance of this Agreement will not violate any applicable law, statute, regulation, rule, ordinance, code or order; (f) this Agreement and each of the Loan Documents constitutes the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms; (g) each lien and security interest on the Collateral continues to be duly and properly perfected and constitutes a first priority lien; (h) no consent, license, permit, approval or authorization of any person, entity or governmental authority is required in connection with its execution, delivery and performance of this Agreement; (i) the representations and warranties made by each Credit Party in each of the Credit Documents to which it is a party are true and correct as of the date of the execution and delivery of this Agreement by such Credit Party. All representations and warranties of each of Borrower and Guarantors made in this Agreement shall survive the execution and delivery of this Agreement.
     5. Releases. In further consideration of the Lender’s execution of this Agreement, each Credit Party hereby releases Lender and Lender’s respective participants, affiliates, officers, shareholders, employees, directors, agents, advisors and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that such Credit Party may have against Releasees or any of them which arise or relate to this Agreement, the obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with any of the Loan Documents and any third parties liable in whole or in part for any of the obligations under the Loan Documents or this Agreement, in each case to the extent arising (a) on or prior to the date hereof or (b) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which Releasees or any of them may have taken prior to the date hereof).
     6. Indemnity. Each Credit Party, jointly and severally, shall indemnify, defend and hold the Releasees harmless for, from and against any and all claims, causes of action, losses, damages, awards, settlements, penalties, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) (excluding Losses suffered by a Releasee directly arising out of such Releasee’s gross negligence or willful misconduct) with respect to, or resulting from, or in connection with this Agreement, the Loan, the Loan Documents or the transactions contemplated thereby. This Section 4 shall survive the execution and delivery of this Agreement.
     7. Amendments. No termination or waiver of any provision of this Agreement, or the consent to any departure by the Credit Parties therefrom, shall in any way be effective without the written concurrence of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice or demand upon the Borrower or any Guarantor in any case shall entitle any Credit Party to any further notice or demand in similar or other circumstances. The Lender’s failure at any time or times hereafter to require strict performance by the Credit Parties of any provision or term of this Agreement shall not waive, effect or diminish any rights of Lender thereafter to demand strict performance in compliance herewith. Any suspension or waiver by Lender of a default, or forbearance with respect thereto, pursuant to this Agreement or with respect to any Event of Default under the Loan Documents shall not, except as may be expressly set forth herein, suspend, waive, effect or be a forbearance with respect to, any other default or event of default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Lender contained in this Agreement shall waive, effect or diminish the rights of the Lender under this Agreement or any other Loan Document. None of the undertakings, agreements, warranties, covenants and representations of the Credit Parties contained in this Agreement or any other Loan Document and no default or event of default under this Agreement or any other Loan Document shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is (a) in a subsequent writing signed by the Lender and (b) delivered to the Borrower.
     8. Relationship Between the Parties. The relationship of the Lender on the one hand, and the Credit Parties, and each of them, on the other hand has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection therewith or in the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship among the parties.
     9. Notices. All communications and notices to the Lender hereunder shall be given as provided in the Loan Documents.
     10. No Assignment. This Agreement shall not be assignable by the Borrower or any other Credit Party without the written consent of the Lender. The Lender may assign to one or more persons all or any part of, or any participation in, the Lender’s rights and benefits hereunder.
     11. TIME OF THE ESSENCE. TIME IS STRICTLY OF THE ESSENCE OF THIS AGREEMENT AND FULL AND COMPLETE PERFORMANCE OF EACH AND EVERY PROVISION HEREOF.
     12. Miscellaneous. Each of the Credit Parties agrees to sign such other and further documents, and to take such other actions, as may be reasonably appropriate to carry out the intentions expressed in this Agreement, including, without limitation, documentation in respect of the reaffirmation and confirmation of liens, and the priority of such liens, on the collateral for the RLC and L/C Line. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel. This Agreement, the Loan Documents and any other instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, of the parties or any of them with respect to the subject matter hereof, if any. This Agreement shall be governed by the laws of the

State of Arizona, without giving effect to its principles of conflicts of law. EACH CREDIT PARTY AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OF THE OTHERS OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF THE CREDIT PARTIES AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OF THE OTHER PARTY OR ANY OF THE OTHER PARTY’S SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY OF THE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OF ANY OTHER PARTY OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY THE CREDIT PARTIES OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.
     13. Ratification. To the extent that the terms of this Agreement and are in conflict with the Loan Documents, this Agreement shall govern. All other provisions of the Loan Documents shall remain in full force and effect and are incorporated herein by reference.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

BORROWER: RENEGY HOLDINGS, INC., a Delaware corporation
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	CEO

LENDER: COMERICA BANK, a Texas banking corporation
By:	/s/ Matthew E. James
	Name:	Matthew E. James
	Title:	Corporate Banking Officer

JOINDER
     Each of the undersigned, as a guarantor of the Borrower’s obligations to the Lender under the Credit Agreement, hereby (i) acknowledges and consents to the foregoing Agreement, (ii) reaffirms its obligations under its respective guaranty in favor of the Lender and under any agreement under which it has granted to the Lender a lien or security interest in any of its real or personal property, and (iii) confirms that such guaranty and other agreements (if any) remain in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.) This Joinder may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

GUARANTOR:
/s/ Robert M. Worsley
Robert Merrill Worsley

/s/ Christi Marie Worsley
Christi Marie Worsley

The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust, dated July 28, 1998
By:	/s/ Robert M. Worsley
	Name:	Robert Merrill Worsley
	Title:	Trustee

By:	/s/ Christi M. Worsley
	Name:	Christi Marie Worsley
	Title:	Trustee

NEW MEXICO & ARIZONA LAND COMPANY, LLC, an Arizona limited liability company
By:	NZ Legacy, LLC, an Arizona limited
liability company, as the sole member

By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Manager

NZ LEGACY, LLC, an Arizona limited liability company
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Its:	Manager